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                                                                   Exhibit 2.2


                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT


         This Amendment No. 1 (the "Amendment") to the Asset Purchase Agreement dated as of February 8, 2002 (the "Original Purchase Agreement") is made and entered into as of March 15, 2002 by and among C.M. Offray & Son, Inc., a New York corporation ("Offray"), Lion Ribbon Company, Inc., a New York corporation ("Lion"), CVO Corporation (Delaware), a Delaware corporation ("CVO"), C.M. & Son Offray Limited, a company organized under the laws of the United Kingdom ("Offray UK"), C.M. Offray Europe, a company organized under the laws of the Republic of Ireland ("Offray Ireland"), Offray Ribbon Canada, Inc., a company organized under the laws of Canada ("Offray Canada"), C.M. Offray & Son (Hong
Kong) Limited, a company organized under the laws of Hong Kong ("Offray Hong Kong" and together with Offray, Lion, CVO, Offray UK, Offray Ireland, Offray Canada, and Offray Hong Kong, the "Sellers"), Claude V. Offray, Jr., an individual and the sole or majority stockholder of each of the Sellers (the "Major Stockholder"), Claude V. Offray III and Denise A. Offray (together with the Major Stockholder, the "Stockholders"), on the one hand, and Daylight Acquisition Corp., a Delaware corporation (the "Purchaser") and Berwick Industries LLC, a Pennsylvania limited liability company and the sole stockholder of the Purchaser (the "Parent"), on the other.

                                   BACKGROUND


         WHEREAS, the Sellers, the Stockholders, the Purchaser and the Parent entered into the Original Purchase Agreement and now desire to make certain amendments to the Original Purchase Agreement pursuant to the terms of this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants herein, and intending to be legally bound hereby, the parties agree as follows:


         1. The Original Purchase Agreement is hereby amended as follows:

         1.1 Section 1.4(b)(vii) is hereby replaced in its entirety with the following:

         "(vii) any liabilities or obligations of the Sellers or the Business to the Sellers' current or former employees (except to the extent expressly included in Sections 1.4(a)(v), (vi) and (vii)), including without limitation any liabilities or obligations of the Sellers or the Business arising out of or regarding: (a) contributions due under, and/or any payments, benefits, or other items payable from, a Benefit Plan attributable to the Sellers' current or former employees; (b) agreements, contracts, or arrangements entered into with individual current or former employees of the Sellers (except with respect to the Foreign Employee Agreements as described in Section 4.1(d)) regarding continuing streams of payment, provision of benefits, reimbursement obligations, monthly pension arrangements, or any other item promised under such an agreement, contract, or arrangement, regardless of whether the affected employees become Hired Employees; provided that the Sellers shall be entitled to certain reimbursement for certain severance obligations of Sellers pursuant to Sections 4.1(i) and 4.1(j); (c) any obligations and responsibilities of the Sellers or the Business to the Sellers' current or former employees with respect to the Uniformed Services Employment and Reemployment Rights Act (other than with respect to Hired Employees), COBRA and The Workers Adjustment Retraining and Notification Act; (d) any incident or condition occurring prior to the Closing giving rise to a workers compensation claim or disability claim regardless of when reported; provided that the Sellers shall be entitled to certain reimbursement pursuant to Section 4.1(g); (e) any medical expenses incurred by any employee of the Sellers prior to the Closing regardless of when reported; and (f) the Welch v. Offray litigation described on Schedule 2.15."



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         1.2 Section 4.1(g) is hereby replaced in its entirety with the following:

         (g) The Purchaser shall not be responsible for (i) any obligations with respect to any individual who is or was an Employee, other than (A) accrued vacation attributable to Hired Employees to the extent accrued on the Closing Date Balance Sheet and determined in accordance with Schedule 4.1(g), which schedule describes the amount owed to each Employee as of December 31, 2001 on an employee-by-employee basis and will be updated through the Closing Date (which updated Schedule will be delivered by the Sellers to the Purchaser promptly following the Closing, but in no event later than thirty (30) days after the Closing Date), and (B) the amounts described in Sections 4.1(h), 4.1(i) and 4.1(j), (ii) any claims (including without limitation workers compensation and disability claims) regarding all injuries or illnesses occurring prior to the Closing Date regardless of when reported, or (iii) providing continuation health coverage as required under Part 6 of Subtitle B of Title I of ERISA with respect to any individual who is or was an Employee, other than continued health coverage obligations relating to (x) Hired Employees with respect to benefit plans of the Purchaser in which a Hired Employee commences participation after the Closing Date and (y) the Employees referred to in
Section 4.1(k)(i). Notwithstanding the foregoing, the Purchaser shall, upon reasonable request of the Sellers, reimburse the Sellers for properly documented payments actually made by Sellers after the Closing Date to, or on behalf of, Hired Employees in connection with workers compensation claims, and disability claims, in each case arising out of events occurring prior to the Closing Date regardless of when reported and only to the extent accrued or reserved against on the Closing Date Balance Sheet, but in no event more than (i) $800,000 for workers compensation claims and (ii) $0 for disability claims.

         1.3 The words "the Closing Date" in the third line of Section 4.1(i) are hereby replaced with "March 13, 2002".

         1.4 Section 4.1(k) is hereby replaced in its entirety with the following:

         (k) (i) The Purchaser shall provide continuation health coverage as required under Part 6 of Subtitle B of Title I of ERISA with respect to any individual who is an Employee as of the Closing Date, or was an employee prior to the Closing Date, but does not become a Hired Employee (other than an Excluded Employee), provided that either (A) such continuation coverage was directly affected by the Closing, or (B) the qualifying event triggering such continuation coverage is the sale of assets effectuated by this Agreement. In no event, however, shall the Purchaser be responsible for the administration, sponsorship or funding of the Sellers' health programs. The Purchaser shall administer such continuation health coverage with respect to collection of premiums and the termination of coverage on account of non-receipt of premiums in a manner consistent with the manner in which the Purchaser administers COBRA coverage for its employees generally. The Purchaser shall establish premiums for such coverage in a reasonable and nondiscriminating manner. Within five (5) Business Days after the Sellers' receipt of a written request of the Purchaser, the Sellers shall reimburse the Purchaser for all properly documented payments actually made by Purchaser in connection with Purchaser's obligation to provide health coverage under this Section 4.1(k)(i) to those persons listed on Schedule 2.18(k) and any other employees of the Sellers who have a COBRA qualifying event between the date hereof and the Closing Date, (other than those for whom the qualifying event triggering such continuation coverage is the sale of assets effectuated by this Agreement), in excess of the premiums actually received by Purchaser.

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                  (ii) The Purchaser shall execute the Aetna Contract pursuant to which the Purchaser shall administer certain medical claims incurred by certain employees and former employees of the Sellers as set forth in the Aetna Contract. The Purchaser and the Sellers acknowledge and agree that the Purchaser shall perform a similar function with respect to dental claims of such employees of the Sellers, notwithstanding the fact that there is no administrative services contract to which the Purchaser may become a party

                  (iii) Within five (5) Business Days after the Sellers' receipt of a written request of Purchaser, the Sellers shall reimburse the Purchaser for all properly documented payments actually made by Purchasers to or on behalf of any person who is or was an employee of the Sellers for medical (including dental) expenses arising out of events occurring prior to the Closing Date regardless of when reported, to the extent such payments exceed $800,000. In the event that the Sellers fail to deliver the amounts required to be delivered by this Section 4.1(k)(iii) when due, then the Purchaser may, in its sole and absolute discretion, either (A) set off the amount due from any amount payable from the Purchaser to the Sellers in connection with workers compensation claims pursuant to Section 4.1(g), or (B) withdraw the amount due from the funds held pursuant to the Escrow Agreement; provided, however, that so long as the Purchaser has not elected to set off or withdraw such amounts from funds held pursuant to the Escrow Agreement, the Purchaser shall be entitled to seek payment of such amounts directly from the Sellers; and provided further that if the Purchaser does withdraw such amounts from the Escrow Agreement, the Sellers shall be required to replenish the Escrow Amount by depositing an equivalent amount with the Escrow Agent within five (5) Business Days of a request from the Purchaser.

         1.5 Section 4.18 is hereby replaced in its entirety with the following:

         4.18 Sellers' Bank Accounts. Prior to the Closing, the Purchaser will designate, from among the accounts described in Section (e) of Schedule 2.26, which accounts the Purchaser will take assignment of, and after the Closing, Sellers will use commercially reasonable efforts to assist Purchaser in having such accounts assigned to the Purchaser. During the period between the Closing Date and the time at which such accounts are assigned to the Purchaser, the Sellers will wire funds from and write checks on all available funds in such accounts in accordance with the Purchaser's instructions. With respect to all other accounts described in Section (e) of Schedule 2.26, on the Closing Date, the Purchaser shall be entitled to all amounts therein, which amounts will be credited to the Purchaser in connection with the Final Determination and such accounts will not be assigned to the Purchaser but shall remain in the name and under the control of the applicable Seller.



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         1.6      A new Section 5.23 is hereby added which reads in its entirety as follows:

                  5.23 Joinder to Aetna Contract. The Purchaser, Offray and Aetna Life Insurance Company shall have entered into a joinder agreement with respect to the Aetna Contract in substantially the form attached hereto as Exhibit F.

         1.7 A new Section 6.11 is hereby added which reads in its entirety as follows:

                  6.11 Joinder to Aetna Contract. The Purchaser, Offray and Aetna Life Insurance Company shall have entered into a joinder agreement with respect to the Aetna Contract in substantially the form attached hereto as Exhibit F.

         1.8 Section 9.9 is hereby replaced in its entirety with the following:

                  9.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey applicable to agreements made and to be performed wholly within such jurisdiction; except that as any such provision relates to the Purchased Assets of Offray Canada, such provisions shall be governed by the laws of the Province of Quebec, without giving effect to the choice of law provisions of such law and without giving effect to the United Nations Convention on the International Sale of Goods.

         1.9      The following definitions are hereby added to Section 10.1:

                  "Aetna Contract" means that certain administrative services agreement, Contract Number ASC-367905, between Aetna Life Insurance Company and Offray.


2. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Purchase Agreement.

3. Except as expressly amended herein, all terms and conditions of the Original Purchase Agreement shall remain in full force and effect.

4. This Amendment shall be construed in accordance with and governed by the laws of the State of New Jersey applicable to agreements made and to be prepared wholly within such jurisdiction; except that as any such provision relates to the Purchased Assets of Offray Canada, such provisions shall be governed by the laws of the Province of Quebec without giving effect to the conflict of laws provisions of such law and without giving effect to the United Nations Convention on the International Sale of Goods.

5. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. It shall not be necessary in making proof of this Amendment or any counterpart hereof to provide or account for any of the other counterparts. This Amendment may be executed by facsimile signatures which shall have the same force and effect as original signatures.


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed on its behalf as of the date first above written.

                             C.M. OFFRAY & SON, INC.


                             By:      /s/ Daniel P. Barron
                                 ----------------------------------------
                                      Name:    Daniel P. Barron
                                      Title:   Vice President, Finance


                             LION RIBBON COMPANY, INC.


                             By:      /s/Daniel P. Barron
                                 ----------------------------------------
                                      Name:    Daniel P. Barron
                                      Title:   Vice President, Finance


                             CVO CORPORATION (DELAWARE)


                             By:      /s/Daniel P. Barron
                                 ----------------------------------------
                                      Name:    Daniel P. Barron
                                      Title:   Vice President, Finance


                             C.M. OFFRAY & SON LIMITED


                             By:      /s/Daniel P. Barron
                                 ----------------------------------------
                                      Name:    Daniel P. Barron
                                      Title:   Vice President, Finance


                             C.M. OFFRAY EUROPE


                             By:      /s/Daniel P. Barron
                                 ----------------------------------------
                                      Name:    Daniel P. Barron
                                      Title:   Vice President, Finance




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                             OFFRAY RIBBON CANADA, INC.


                             By: /s/ Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance


                             C.M. OFFRAY & SON (HONG KONG) LIMITED


                             By: /s/ Daniel P. Barron
                                 ----------------------------------------
                                 Name:    Daniel P. Barron
                                 Title:   Vice President, Finance



                                      /s/ Claude V. Offray, Jr.
                                 ----------------------------------------
                                 CLAUDE V. OFFRAY, JR., Major Stockholder


                                       /s/ Claude V. Offray, III
                                 ----------------------------------------
                                    CLAUDE V. OFFRAY, III, Stockholder


                                      /s/ Denise A. Offray
                                 ----------------------------------------
                                     DENISE A. OFFRAY, Stockholder



                             DAYLIGHT ACQUISITION CORP.


                             By: /s/ Christopher J. Munyan
                                 ----------------------------------------
                                 Name:    Christopher J. Munyan
                                 Title:   President


                             BERWICK INDUSTRIES LLC


                             By: /s/ Christopher J. Munyan
                                 ----------------------------------------
                                 Name:    Christopher J. Munyan
                                 Title:   President